SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2007
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On February 28, 2007, Grubb & Ellis Company (the “Company”), through GERA 6400 Shafer LLC, a wholly owned subsidiary of the Company, closed on the purchase of commercial real property pursuant to the Purchase and Sale Agreement dated as of February 12, 2007, with F/B 6400 Shafer Ct. (Rosemont), LLC (the “Rosemont Property”). The purchase price for the Rosemont Property was $21,500,000.
     The Company acquired the Rosemont Property with the intention to hold it for future sale to Grubb & Ellis Realty Advisors, Inc. (“Realty Advisors”). The Company and Realty Advisors, however, do not have any current arrangement or agreement with respect to the Rosemont Property and Realty Advisors does not have any obligation to purchase the Rosemont Property from the Company. Any subsequent acquisition by Realty Advisors of the Rosemont Property in connection with Realty Advisors’ business combination would be subject to the prior approval of both Realty Advisors’ Board of Directors and its stockholders.
Item 9.01 Financial Statements and Exhibits.
(d)     The following are filed as Exhibits to this Current Report on Form 8-K:
          99.1 Press Release issued by Grubb & Ellis Company on March 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Dated: March 6, 2007